UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

Ormat Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001- 32347 Commission File Number	88-0326081 (I.R.S. Employer Identification Number)

6225 Neil Road, Reno, Nevada (Address of principal executive offices)	89511-1136 (Zip code)

(775) 356-9029 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 16, 2018, Ormat Technologies, Inc. (“Ormat” or the “Company”) issued a press release announcing, among other things, a further delay in filing the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018 and that the Company will restate its second, third and fourth quarter 2017 financial statements and its full-year 2017 financial statements, which is described in greater detail in Item 4.02 below. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is furnished as Exhibit 99.1 to this report.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 16, 2018, Ormat announced that it will restate its second, third and fourth quarter financial statements and its full-year 2017 financial statements. This decision was approved by, and with the continuing oversight of, the Company’s Board of Directors upon the recommendation of its Audit Committee.

As a result of the restatement, investors should no longer rely upon the Company's previously issued financial statements for the periods set forth above, earnings releases for these periods, and other communications relating to these financial statements. In addition, the Company is further delaying the filing of the quarterly report on Form 10-Q for its first quarter of 2018 with the Securities and Exchange Commission.

The decision to restate these financial statements is based on the Company’s conclusion that there were errors in the income tax provision primarily relating to the Company’s valuation allowance based on the Company’s ability to utilize foreign tax credits in the U.S. prior to their expiration. Additionally, the Company netted certain deferred income tax assets and deferred income tax liabilities across different tax jurisdictions that are not permitted to be netted pursuant to United States generally accepted accounting principles. The restatement is expected to impact the “income tax (provision) benefit” line item in the Company’s statements of operations, with associated impacts to net income and earnings per share and the “deferred income taxes” line items on its balance sheet. In connection with the restatement of the full-year 2017 financial statements, the Company will also make revisions to the same line items in certain quarterly financial statements for 2016 and its full-year 2016 and 2015 financial statements.

Although the Company cannot at this time estimate when it will complete the restatement and refile its restated financial statements and its Form 10-Q for the first quarter of 2018, it is diligently pursuing completion of the restatement and intends to file the Form 10-Q as soon as reasonably practicable. Because the Company has not yet fully completed its review, the impact of the restatement described above is preliminary and subject to change.

As previously reported, the Company identified a material weakness in its internal control over financial reporting related to accounting for income taxes. Management, with the oversight of the Audit Committee and the Board of Directors, continues to dedicate significant resources and efforts to improve the Company’s control environment and take steps to address the material weakness identified. These efforts are intended both to address the identified material weakness and to enhance the Company’s overall financial control environment.

The Audit Committee of the Board of Directors has discussed the matters disclosed in this Item 4.02 with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit  Description of Document

  99.1      Press release of Ormat Technologies, Inc., dated May 16, 2018.

Safe Harbor Statement

Information provided in this press release contains statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include, but are not limited to, statements of our expectations regarding the Company’s intended actions, timing and assessment related to the restatement of the Company’s financial statements for the restated periods described above.

These forward-looking statements are based on our current beliefs, assumptions and expectations concerning future events, which, in turn, are based on information currently available to the Company. Such forward-looking statements include the expected impact of the restatement for each of the restated periods. Although the Company believes that the expectations underlying any of these forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. A variety of factors could cause actual events or results to differ materially from those expressed or contemplated by the forward-looking statements including, without limitation, additional information that may become known prior to the expected filing with the Securities and Exchange Commission of the restated financial statements for the restated periods or that subsequent events may occur that require the Company to make additional adjustments to such restated financial statements.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 16, 2018

ORMAT TECHNOLOGIES, INC.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer